VANGUARD WORLD FUNDS

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

         This Multiple Class Plan ("Plan") has been adopted by a majority of the Board of Trustees of Vanguard World Funds (the "Trust"), including a majority of the Trustees who are not interested persons of the Trust, on behalf of Vanguard Calvert Social Index Fund (the "Fund"). The Plan will take effect upon the effectiveness of the Fund.

 I.      SHARE CLASSES
         -------------

         The Fund will offer two classes of shares as follows:

         -    Investor Shares (or "Class A Shares"); and

         -    Institutional Shares (or "Class C Shares").


II.      CLASS ELIGIBILITY REQUIREMENTS AND DISTRIBUTION
         -----------------------------------------------

         The eligibility requirements for Class A Shares and Class C Shares are as follows:

         A.       CLASS A SHARES
                  --------------

                  Class A Shares will be available to all investors. At present, the minimum initial investment requirement for Class A Shares is expected to be $3,000 for non-retirement accounts and $1,000 for most retirement accounts and Uniform Gifts/Transfers to Minors Act accounts.

         B.       CLASS C SHARES
                  --------------

                  Class C Shares will be available only to investors who, due to the substantial size of their investments, are expected to afford the Fund certain economies of scale with respect to the servicing of their accounts. It is expected that most investors eligible for Class C Shares will be institutional entities, such as employee benefit plans, foundations, endowments, trusts, bank nominees and corporations. At present, the minimum initial investment  requirement  for  Class C Shares  is  expected  to be at  least  $10 million.


III.     SERVICE ARRANGEMENTS
        ---------------------

         Holders of both Class A Shares and Class C Shares will receive certain "core" services, including transaction processing services, account statements, shareholder reports, proxy materials

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     and other mailings.  However,  certain servicing  arrangements for the Fund will differ between Class A and Class C Shares as follows:

         A.       CLASS A SHARES
                  --------------

                  Class A Shares will be serviced primarily through Vanguard's Individual Investor Services Group. Employee benefit plan investors utilizing Vanguard's participant recordkeeping system (VISTA) will be serviced through Vanguard's Institutional Investor Services Group. The Funds will make certain supplementary services available to holders of Class A Shares, including trustee services, defined contribution plan participant education services and defined contribution plan participant telephone services. It is anticipated that the aggregate amount of account-based services that are provided to Class A Shares (including transaction processing, shareholder recordkeeping, and the mailing of shareholder reports, proxy materials, and other items) will materially exceed the amount of such services for Class C Shares.

         B.       CLASS C SHARES
                  --------------

                  Class C Shares will be serviced primarily through Vanguard's Institutional Investor Services Group. Due to the higher minimum initial investment requirement, it is expected that Class C Shares will be held by fewer investors than Class A Shares. It is anticipated that the aggregate amount of account-based services that are provided to Class C Shares will be materially less than the amount of such services provided to Class A Shares.


IV.      EXCHANGES AND CONVERSIONS
         -------------------------

         A.       EXCHANGES
                  ---------

                  1.       CLASS A SHARES
                           --------------

                           Class A Shares may be exchanged for Class C Shares of the Fund provided that all purchase eligibility requirements for Class C Shares are satisfied. In addition, Class A Shares of the Fund may be exchanged for shares of other Vanguard funds, subject to such other Vanguard funds' normal policies and applicable law.

                  2.       CLASS C SHARES
                           --------------

                           Class C Shares may be exchanged for Class A Shares of the Fund provided that all purchase eligibility requirements for Class C shares are satisfied. In addition, Class C Shares of the Fund may be exchanged for shares of other Vanguard funds, subject to such other Vanguard funds' normal policies and applicable law.

         B.       CONVERSIONS OF CLASS C SHARES INTO CLASS A SHARES
                  -------------------------------------------------

                  The Trust may convert an investor's Class C Shares into Class A Shares of the Fund if such investor's account falls below the then-applicable minimum initial investment amount to be eligible to purchase Class C Shares. Any such conversion will be preceded by written notice to the investor and will be effected on the basis of the relative net asset values of Class A Shares and Class C Shares of the Fund without the imposition of any sales load, fee or other charge.


V.       EXPENSE ALLOCATION BETWEEN CLASSES
         ----------------------------------

         A.       BACKGROUND
                  ----------

                  The Trust is a member of The Vanguard Group of Investment Companies (the "Group"). Through their jointly-owned subsidiary, The Vanguard Group, Inc. ("Vanguard"), the Trust and the other funds in the Group obtain at-cost virtually all of their corporate management, administrative and distribution services. Vanguard also provides investment advisory services on an at-cost basis to the member funds. Vanguard was established and operates pursuant to a Funds' Service Agreement ("Agreement") between itself and the Vanguard Funds, and pursuant to an exemptive order granted by the U.S. Securities and Exchange Commission. Vanguard's direct and indirect expenses of providing corporate management, administrative and distribution services to the funds in the Group are allocated among those funds in accordance with methods specified in the Agreement.

         B.       CLASS-SPECIFIC EXPENSES
                  -----------------------

                  1.       MARKETING AND DISTRIBUTION EXPENSES
                           -----------------------------------

                           Expenses associated with Vanguard's marketing and distribution activities will be allocated to a share class on behalf of which the expenses were incurred by making such allocations to the Fund's Class A Shares and Class C Shares as if each such share class were a separate Vanguard Fund under the Agreement.

                  2.       EXPENSES FOR ACCOUNT-BASED SERVICES
                           -----------------------------------

                           Expenses associated with Vanguard's provision of account-based services will be allocated between Class A Shares and Class C Shares of the Fund on the basis of the amount incurred by each such share class as follows:

                         (a)      ACCOUNT MAINTENANCE EXPENSES
                                  ----------------------------

                                    Expenses  associated with the maintenance of
                  investor accounts will be proportionately allocated between Class A Shares and Class C Shares based upon a monthly determination of (i) the percentage of total shareholder accounts represented by each class, and (ii) the percentage of total account transactions performed by Vanguard for each class. In allocating account maintenance expenses between the classes, the figure based on determination (i), above, will be given a 75% weighting and the figure based on determination
                  (ii), above, will be given a 25% weighting.

                           (b)      LITERATURE PRODUCTION AND MAILING EXPENSES
                                    ------------------------------------------

                                    Expenses    associated   with    shareholder
                  reports, proxy materials and other literature will be allocated between Class A Shares and Class C Shares based upon the number of such items produced and mailed for each class of shares.

                  3.       OTHER CLASS SPECIFIC EXPENSES
                           -----------------------------

                           Expenses for the primary benefit of a particular share class will be allocated to that share class. Such expenses include the following: each class' share of Vanguard's operating expenses (not including expenses related to management of the Fund's assets allocated under subparagraph (C) below); blue sky fees; and legal fees attributable to a particular class.

         C.       FUND EXPENSES
                  -------------

                  1.       ASSET MANAGEMENT EXPENSES
                           -------------------------

                           Expenses associated with management of the Fund's assets (including all advisory, tax preparation and custody fees) will be allocated between Class A Shares and Class C Shares on the basis of their relative net assets.

                  2.       OTHER FUND EXPENSES
                           -------------------

                           Any other expenses not described above will be allocated between Class A Shares and Class C Shares on the basis of their relative net assets.


VI.      ALLOCATION OF INCOME, GAINS AND LOSSES
         --------------------------------------

         Income, gains and losses will be allocated between Class A Shares and Class C Shares on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day, and at the same time.


VII.     VOTING AND OTHER RIGHTS
         -----------------------

         Class A Shares and Class C Shares will each have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ materially from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in this Plan.


VIII.    AMENDMENTS
         ----------

         All material amendments to this Plan must be approved by a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.